Exhibit 99.1

JOHN N. SEITZ JOINS GULF UNITED ENERGY BOARD AS INDEPENDENT DIRECTOR

HOUSTON, Texas – January 21, 2011 -- Gulf United Energy (OTCBB: GLFE) (“Gulf United” or “the Company”), an independent energy company with interests in oil and natural gas properties located in Peru and Colombia, has announced that its board of directors has expanded its membership from one to two members and subsequently appointed John N. Seitz to fill the newly created vacancy.  Mr. Seitz will qualify and serve as an independent director.

Mr. Seitz, 59, is a founder and vice chairman of the board of Endeavour International Corporation (NYSE-Amex: END), an exploration and development company with activities in the North Sea and selected North American basins.  From 2003 until 2006, Mr. Seitz served as co-chief executive officer of Endeavour. From 1977 to 2003, he held positions of increasing responsibility at Anadarko Petroleum Company (NYSE: APC), serving most recently as a director and as president and chief executive officer. Mr. Seitz is a trustee of the American Geological Institute Foundation and serves on the board of managers of Constellation Energy Partners LLC, a company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets.  He also serves on the board of directors of ION Geophysical Corporation, a leading technology-focused seismic solutions company.

Mr. Seitz holds a Bachelor of Science degree in Geology from the University of Pittsburgh, a Master of Science degree in Geology from Rensselaer Institute and is a Certified Professional Geoscientist in Texas. He has also completed the Advanced Management Program at the Wharton School of Business.

John B. Connally III, Gulf United’s Chairman and Chief Executive Officer, commented, “John Seitz brings a wealth of knowledge and experience to our Board. He has served as the CEO and in other senior management capacities at two public oil and gas exploration companies. John’s management experience and perspective, combined with his expertise in the oil industry in multiple international venues, complements and augments the already strong and diverse qualifications of our management team.”

About Gulf United Energy, Inc.

Based in Houston, Texas, Gulf United Energy, Inc. is an independent energy company with interests in oil and natural gas properties located in Peru and Colombia.  The Company’s common stock is listed on the OTC Bulletin Board under the symbol “GLFE.” Additional information can be accessed by reviewing the Company’s Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

Safe harbor for Forward-Looking Statements:   The information in this release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of the oil initially in place, drilling schedules and success rates, the reliability of 2D and 3D data, resource information and other performance results. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that these reserves are proven recoverable as defined by SEC guidelines or that actual drilling results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

Contact:

John Connally, Chief Executive Officer at (713) 942-6575

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com